Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Neuberger Berman Advisers Management Trust and to the use of our report dated January 21, 2005 on the financial statements and financial highlights of High Income Bond Portfolio, a series of Neuberger Berman Advisers Management Trust. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                                                /s/     TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

April 20, 2005